Exhibit 77E
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
 "Federated"), and various
 Federated funds ("Funds"),
have been named as
defendants in several
class action lawsuits
now pending in the United
States District Court
for the District of
Maryland. The lawsuits
were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored
 mutual funds during
specified periods
beginning November 1,
1998. The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including
market timing and late
trading in concert with
certain institutional
traders, which allegedly
caused financial injury
to the mutual fund
shareholders.
These lawsuits began to
be filed shortly after
Federated's first public
announcement that it had
received requests for
information on shareholder
trading activities in
the Funds from the SEC,
the Office of the New
York State Attorney General
("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced
that it had reached
final settlements with
the SEC and the NYAG
with respect to those
matters.
Specifically, the SEC
and NYAG settled
proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
broker-dealer and distributor
for the Funds, violated
 provisions of the Investment
Advisers Act
and Investment Company Act
by approving, but not
disclosing, three market
timing arrangements,
or the associated conflict
of interest between
FIMC and the funds
involved in the arrangements,
either to other fund
shareholders or to the
funds' board; and that
Federated Shareholder
Services Company, formerly
an SEC-registered transfer
 agent, failed to prevent
a customer and a Federated
employee from late trading
in violation
of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated
provisions of New York
State law. Federated
entered
into the settlements
without admitting or
denying the regulators'
findings. As Federated
previously reported in
2004, it has already paid
approximately $8.0
million to certain
funds as determined
by an independent
consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a
civil money penalty
in the aggregate amount
of an additional $72
million and, among other
things, agreed that it
would not
serve as investment
adviser to any registered
investment company unless
(i) at least 75% of the
fund's directors are
independent of Federated,
(ii) the chairman of each
such fund is independent
of Federated, (iii) no
 action may be taken by
the fund's board or any
committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee, respectively,
and (iv) the fund appoints
 a "senior officer" who
reports to the independent
 trustees and is
responsible for monitoring
compliance by the fund with
applicable laws and fiduciary
duties and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
are described in Federated's
announcement
which, along with previous
press releases and related
communications on those
matters, is available in
the "About Us" section of
 Federated's
website at
FederatedInvestors.com.
Federated entities
have also been named
as defendants in several
 additional lawsuits that
are now pending in the
United States District Court
for
the Western District
of Pennsylvania, alleging,
among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each
of the lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
and their respective
counsel, have been defending
 this litigation, and none of
the Funds
remains a defendant in
any of the lawsuits
(though some could
potentially receive any
recoveries as nominal defendants).
Additional lawsuits based
upon similar allegations
may be filed in the future.
The potential impact of these
lawsuits, all of which seek
 unquantified damages,
attorneys' fees,
and expenses, and future
potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will have
a material adverse effect
 on
the Funds, there can be
no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
result in increased Fund
redemptions, reduced sales
of Fund shares, or other
adverse consequences for
 the Funds.